Exhibit 99.1

Redwire Update Regarding Delayed Form 10-Q Filing

JACKSONVILLE, Fla. (December 2, 2021) – Redwire Corporation (NYSE: RDW; “Redwire” or “the Company”) announced today that it received a notice from the New York Stock Exchange (the “NYSE”) indicating that the Company is not in compliance with Section 802.01E of the NYSE Listed Company Manual as a result of its failure to timely file its Quarterly Report on Form 10-Q for the quarter ended September 30, 2021 (the “Form 10-Q”) with the Securities and Exchange Commission (the “SEC”). The notice has no effect on the listing or trading of the Company’s securities on the NYSE.

As the Company reported in its Form 12b-25 filed with the SEC on November 15, 2021 the Audit Committee of the Company’s Board of Directors is overseeing an investigation of potential accounting issues at a business subunit and, to date, the Company has not identified any material misstatements or restatements of its previously filed financial statements.

The Company continues to work diligently to conclude the review and will file the Form 10-Q as soon as practicable.

The Company reassures its customers, shareholders, suppliers, and employees that the ongoing investigation does not impact Redwire’s product performance, technical and mission excellence and does not affect its ability to continue to generate revenue and cash flow.

About Redwire
Redwire Corporation (NYSE: RDW) is a leader in space infrastructure for the next generation space economy, with valuable IP for solar power generation and in-space 3D printing and manufacturing. With decades of flight heritage combined with the agile and innovative culture of a commercial space platform, Redwire is uniquely positioned to assist its customers in solving the complex challenges of future space missions. For more information, please visit www.redwirespace.com.

Investor Contact:
Michael Shannon
investorrelations@redwirespace.com
904-425-1431

Cautionary Statement Regarding Forward-Looking Statements
The statements in this release include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, but are not limited to, those including such words as “anticipates,” “believes,” “remains,” “will,” and the negatives thereof or other comparable terminology, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements also include other passages that are relevant to expected future events, performances, and actions or that can only be fully evaluated by events that will occur in the future. Forward-looking statements in this release include, without limitation, the Company’s statements regarding its business prospects, its expectations and its and others’ actions with respect to the investigation and related matters, expected financial condition and results. There are many factors, risks and uncertainties that could cause actual results to differ materially from those predicted or projected in forward-looking statements including, but not limited to, the findings of the investigation, accountants and other third parties, finalization of its financial statements and controls review, and factors, risks, and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission.